F O R I M M E D I A T E R E L E A S E

Media Contact: Bob Hetherington
901.682.1360
bhether@earthlink.net
Financial Contact: Randall H. Brown
901.259.2500
rbrown@edrtrust.com

Education Realty Trust Reports Second Quarter 2005 Results

Company Reports Record Revenues and Accelerated Leasing for Fall 2005

Memphis, Tennessee, August 15, 2005 – Education Realty Trust, Inc. (NYSE: EDR), America’s most experienced provider of collegiate student housing, today announced financial results and operational highlights for the quarter ended June 30, 2005.

Highlights

•	Revenues were $21.9 million for the three months ended June 30, 2005, up 240% from the comparable period in 2004.

•	Funds from operations (FFO) were $5.3 million, or $0.22 per potentially dilutive share, and $4.7 million, or $0.19 per potentially dilutive share, for the three and five months ended June 30, 2005, respectively. Funds from operations – adjusted (FFOA) were $5.9 million or $0.25 per potentially dilutive share and $10.8 million or $0.45 per potentially dilutive share for the same periods. Both FFO and FFOA are up substantially from the comparable periods in 2004. A reconciliation of FFO and FFOA to net loss, the most directly comparable GAAP measure, is included in a schedule accompanying this press release.

•	The company acquired student housing communities serving Middle Tennessee State University and the University of Florida, including an aggregate of 1,980 beds, and a 576-bed community serving Auburn University (acquired subsequent to the end of the quarter), for a combined total of $82.0 million in cash and assumed debt.

•	Occupancy increased approximately 150 basis points to 90.1% through the first half of 2005 from 88.6% the same period in 2004 among the 21 properties acquired in January 2005, excluding the dormitory-style University Towers.

•	As of August 12, 2005, 95.3% of available beds at the company’s owned properties are leased for fall 2005, an increase of 740 basis points from 87.9% of available beds leased at the same time a year ago. The company has also experienced significant leasing improvements in the properties it manages with 90.9% of available beds leased for fall 2005, a 1,410 basis point improvement over the 76.8% that were pre-leased a year ago.

•	On August 8, 2005, the company paid a $0.30 per share second-quarter cash dividend to stockholders of record as of July 18. When coupled with a first-quarter dividend of $0.19 per share for the company’s initial two months of operations, the company has distributed $0.49 per share in dividends to shareholders through its first five months of operations.

Second Quarter Operating Results

Year-to-date information discussed herein reflects the combination of the company’s operations since its commencement of operations on January 31, 2005, and the operations of the company’s predecessor for the period prior to January 31, 2005. Operating results for the quarter ended June 30, 2005 reflect the company’s acquisition of 24 student apartment communities with 18,925 beds, compared to the company’s predecessor operations that included only 3,896 beds. Therefore, a comparison of operating results for 2005 versus 2004 are not meaningful. Revenues were $21.9 million and operating expenses were $22.3 million for the second quarter of 2005, resulting in a quarterly net operating loss of $0.4 million. A significant increase in depreciation and amortization expense related to the acquisition of the initial properties caused operating expense growth to outpace revenue growth and accounts for a decline in operating profits quarter over quarter.

For the first six months of 2005, revenues were $38.1 million and operating expenses were $41.4 million, resulting in a net operating loss of $3.3 million. Including non-operating expenses, such as interest, the company posted a net loss of $11.6 million.

The company posted FFO of $5.3 million, or $0.22 per potentially dilutive share, for the quarter ended June 30, 2005, up from $0.8 million for the second quarter of 2004, and FFO of $4.7 million, or $0.19 per potentially dilutive share, for the five months ended June 30, 2005, up from $2.9 million for the first six months of 2004. The company’s FFOA, which is its funds from operations adjusted for significant one-time noncash transactions, was $5.9 million, or $0.25 per potentially dilutive share, for the three months ended June 30, 2005 and $10.8 million, or $0.45 per potentially dilutive share, for the five months then ended. A reconciliation of FFO to net loss, the most directly comparable GAAP measure, is included in a schedule accompanying this press release. Management is pleased with the company’s operating results for the five and three months ended June 30, 2005 and the progress in its acquisition and development plans.

Acquisition and Development Activity

During the quarter ended June 30, 2005, the company acquired two student housing communities at universities in the Southeast. In addition, the company acquired a third property just after the quarter ended.

The company acquired the 240-unit, 864-bed community now known as College Grove in Murfreesboro, Tennessee, about a half-mile from the campus of Middle Tennessee State University, for $20.8 million. Middle Tennessee State University is the fastest growing public university in Tennessee, with approximately 22,000 students. The company also purchased the 360-unit, 1,116-bed Campus Lodge in Gainesville, Florida, approximately two miles from the University of Florida campus, for a purchase price of $48.6 million, including the assumption of debt with a contractual value of $37.5 million and a fixed interest rate of 6.97%.

In early July, the company acquired the 576-bed community now known as the Reserve on South College, about one mile from the Auburn University campus in Auburn, Alabama, for $12.6 million in cash.

During the quarter ended June 30, 2005, the company continued to provide, through its development company subsidiary, development consulting services for six student housing communities with an aggregate of 5,502 beds. Of these properties described below, construction has neared completion on communities with 1,875 beds and construction has commenced on communities with 2,874 beds.

At Slippery Rock University in Pennsylvania, construction has commenced on a four-building, 1,390-bed student housing community, which is the first phase of a planned replacement of 2,200 old-style residence hall beds during the next three years. The company’s development company subsidiary serves as sole developer of the residential community that will be managed by the university upon completion beginning in August 2006.

At California University in Pennsylvania, construction began on the company’s second project at the university. The current project includes on-campus student housing of 447 beds and is part of a multiphase scope of work to replace older dorms. The company’s development company subsidiary is a developer on the venture, which will be managed by the university upon completion scheduled for August 2006.

In Denver, construction has commenced on the 685-bed Campus Village Apartments adjacent to the Auraria Higher Education Center, a shared campus for the University of Colorado at Denver, Metropolitan State College and Community College of Denver, which serves about 34,000 students. The company’s development company subsidiary serves as a developer and its management company subsidiary will manage Campus Village upon its completion, which is scheduled for fall 2006.

In Louisville, site work has started on a multiphase job that includes a 352-bed community to house members of five Greek chapters. The company’s development company and management company subsidiaries serve as both the developer and the property manager of the student community, which is scheduled to open in fall 2006. This property is the company’s third on-campus development project at the University of Louisville.

In Birmingham, construction continues on the 190-unit, 753-bed Blazer Hall at the University of Alabama – Birmingham. The company’s development company subsidiary serves as the developer, and its management company subsidiary will manage the on-campus community upon its completion, which is scheduled for spring 2006.

In Bloomsburg, Pennsylvania, construction nears completion on a 104-unit, 407-bed student apartment community at Bloomsburg University. Again, the company’s development company and management company subsidiaries serve as the developer and the property manager on this student community, which is slated to open later this month.

Also opening in the coming weeks are two student housing communities adjacent to the University of Cincinnati campus in Cincinnati, Ohio. The two communities are Stratford Heights, a 451-unit, 710-bed student apartment community, and University Park, a 288-unit, 758-bed student apartment community. Both are in initial lease-up periods and are managed by the company’s management company subsidiary. Both are slated to open in early September.

2005 Outlook

The company believes that its financial results for the 2005 fiscal year will be affected by national and regional economic trends and events, property acquisitions, the success, size and timing of development contract awards, the income recognized by the taxable REIT subsidiary, and any corresponding income tax expense among other factors.

Based on its assessment of economic factors, acquisition pipeline, business conditions and current trends, management of the company anticipates that fiscal year 2005 FFO will be in the range of $0.69 to $0.76 per potentially diluted share and is approximately $0.10 below the previous quarter’s guidance of $0.78 to $0.85 per potentially diluted share. FFOA (funds from operations adjusted to eliminate the effect of one-time charges related to the company’s initial public offering) will be in the range of $0.95 to $1.03 per potentially diluted share. Current FFOA guidance is approximately $0.05 below the previous guidance of $1.00 to $1.07 per potentially diluted share.

The primary reduction in FFO guidance is attributable to the following nonrecurring items involving the acquisition of the initial 21 properties in our portfolio:

• A reduction of $0.05 per potentially dilutive share is due to a one-time loss of straight-lined revenue on the acquired properties. At the time of acquisition the purchased properties had deferred straight-lined rent and service fee revenues on their balance sheets relating to existing leases that would have been recognized by the company in the first half of 2005 had it already owned the properties. However, in accordance with FAS 141 “Business Combinations,” such revenue items are not allowed to be carried forward in an acquisition, resulting in this non-economic, non-recurring loss of revenue. Note that the company’s calculation of FFOA adjusts for this one-time occurrence.

• A reduction of approximately $0.02 per potentially dilutive share relates to greater than anticipated turn costs on the former JPI properties acquired in the IPO transactions. Although management originally forecasted these costs to be higher than normal at the time of acquisition, current assessments indicate that additional spending above those estimates is necessary to raise the properties to the company’s specifications. Management expects this increased funding in year one of operations to solidify the condition of the portfolio and allow the company to return to normalize spending during future turns.

In addition to the above nonrecurring items, management has also lowered guidance by approximately $0.03 per share due to higher than anticipated costs of provided student amenities, including Internet and cable-TV costs.

All guidance is based on the current expectations and judgment of the company’s management team. A reconciliation of the range provided for projected net income to projected FFO and FFOA for the fiscal year ended December 31, 2005, and the assumptions utilized in connection therewith, are included in the tables herein.

Statements regarding the company’s 2005 outlook are forward-looking. Actual results may differ materially, especially in the uncertain economic environment, and may be affected by many factors in addition to those listed above, including: (i) the timely completion of the company’s property acquisition plan at favorable terms; (ii) the occupancy levels and the leasing rates achieved at the company’s student housing communities; (iii) the realization of development services revenue throughout the construction period of development projects; and (iv) interest rate and other risks.

Beginning September 15, 2005, the company will observe a “quiet period” during which it and its representatives will not comment concerning previously published financial expectations. Prior to the start of the “quiet period” the public can continue to rely on the expectations published in this 2005 Outlook section as still being the company’s current expectations on matters covered, unless the company publishes a notice stating otherwise. The public should not rely on previously published expectations during the “quiet period,” and the company disclaims any obligation to update any previously published financial expectations during the “quite period.” The “quiet period” will extend until the date when the company’s next quarterly earnings release is published.

Supplemental Information and Quarterly Conference Call

Supplemental financial and operating information, as well as this media release, are available at the company’s web site, www.educationtrust.com. The company will host an earnings conference call for investors and interested parties on Tuesday, August 16, 2005, beginning at 11 a.m. (Eastern Time). The call will feature Paul O. Bower, EDR president, chairman and chief executive officer; Randall H. Brown, executive vice president and chief financial officer; and Craig L. Cardwell, executive vice president and chief investment officer, who will review the company’s results.

To access the call, participants from within the U.S. may dial 866.831.6234 and international participants may dial 617.213.8854. The pass code for this call is 15740214. Participants who prefer to listen to the call and view an accompanying slide presentation via the Internet may log on to www.educationrealty.com or www.earnings.com, or institutional investors may log on to www.streetevents.com 15 minutes prior to the call.

A taped rebroadcast of the earnings call will be available approximately one hour following its completion on August 16 through August 23, 2005. To access the rebroadcast, the domestic number is 888.286.8010, the international number is 617.801.6888, and the pass code is 14626656. A replay of the call will also be available at www.educationrealty.com or www.earnings.com for 30 days following the call.

About Education Realty Trust

Education Realty Trust is one of America’s largest owners and operators of collegiate student housing, owning and/or managing approximately 28,500 beds at 42 properties near campuses across America and developing another 4,851 beds. EDR is one of the largest real estate investment trusts (REITs) focused solely on collegiate student housing, and is the nation’s most experienced provider of collegiate student housing, as the successor to the first national company to own, build and operate collegiate student residences. For more information about EDR, please visit the company’s web site at www.educationrealty.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding Education Realty Trust’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the “Business-Risk Factors” section of the company’s annual report on Form 10-K for the year ended Dec. 31, 2004. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES AND EDUCATION REALTY TRUST PREDECESSOR

CONSOLIDATED AND COMBINED BALANCE SHEET
(In thousands, except share and per share data)

	June 30, 2005	December 31, 2004
	Consolidated	Consolidated	Combined
	Education Realty	Education Realty	Education Realty
	Trust, Inc.	Trust, Inc.	Trust Predecessor
	(Unaudited)
Assets
Student housing properties, net	$615,930	$—	$83,785
Corporate office furniture, net	970	—	—
Cash and cash equivalents	22,039	1	2,883
Restricted cash and short-term investments	6,791	—	1,102
Student contracts receivable, net	671	—	87
Management fee receivable from third party, net	161	—	161
Goodwill and other intangibles	4,616	—	—
Other assets	8,720	3,790	856

Total assets	$659,898	$3,791	$88,874

Liabilities and stockholders’ and predecessor owners’ equity

Liabilities:
Mortgage loans, net of premium/discount	$329,314	$—	$81,111
Revolving line of credit	—	497
Note payable to affiliate	—	—	485
Accounts payable and accrued expenses	10,059	—	1,642
Accounts payable affiliate	621	3,515	799
Deferred revenue	7,683		3,048

Total liabilities	347,677	4,012	87,085
Minority interest	29,298	—	—
Commitments and contingencies

Stockholders’ and predecessor owners’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 21,868,217 shares issued and outstanding as of June 30, 2005	219	—	—
Unearned deferred compensation	(2,660)	—	—
Additional paid in capital	301,583	1	—
Loan to unitholder	(5,996)	—	—
Warrants	375	—	—
Accumulated deficit	(10,598)	(222)	—
Predecessor owners’ equity			1,789

Total stockholders’ and predecessor owners’ equity	282,923	(221)	1,789

Total liabilities and stockholders’ and predecessor owners’ equity	$659,898	$3,791	$88,874

EDUCATION REALTY TRUST, INC.
CONDENSED, CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands except share and per share data)

	Education
	Realty Trust, Inc.	Education Realty
	Consolidated	Trust Predecessor
	Three months ended	Three months ended
	June 30, 2005	June 30, 2004
	(Unaudited)	(Unaudited)
Revenues:
Student housing leasing revenue	$19,949	$4,955
Third-party development services	173	2
Third-party management services	355	279
Operating expense reimbursements	1,378	1,179

Total revenues	21,855	6,415
Operating Expenses:
Student housing leasing operations	9,823	2,383
General and administrative	1,682	914
Depreciation and amortization	9,392	773
Reimbursable operating expenses	1,378	1,179

Total operating expenses	22,275	5,249
Operating income (loss)	(420)	1,166
Nonoperating Expenses:
Interest	4,228	1,400
Amortization of deferred financing costs	214	41
Interest income	(205)	—

Total nonoperating expenses	4,237	1,441
Income (loss) before equity in earnings of unconsolidated entities, income taxes and minority interest	(4,657)	(275)
Equity in earnings of unconsolidated entities	157	374

Income (loss) before income taxes and minority interest	(4,500)	99
Income tax benefit	(104)	—

Net income (loss) before minority interest	$(4,396)	$99
Minority interest	(335)	—

Net income (loss)	$(4,060)	$99

Earnings per share information:
Loss per share – basic and diluted	$(0.19)

Weighted average common shares outstanding-basic and diluted	21,862,719

EDUCATION REALTY TRUST, INC.
CONDENSED, CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (contd.)
(Unaudited, amounts in thousands except share and per share data)

		Education Realty
		Trust, Inc. and
	Education Realty	Education Realty	Education Realty
	Trust, Inc.	Trust Predecessor	Trust, Inc.	Education Realty
	Consolidated	(Combined)	Consolidated	Trust Predecessor
	January 31	January 1	Six months ended	Six months ended
	to June 30, 2005	to January 30, 2005	June 30, 2005	June 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Student housing leasing revenue	$32,625	$1,772	$34,397	$10,675
Third-party development services	182	—	182	370
Third-party management services	644	103	748	615
Operating expense reimbursements	2,064	671	2,735	2,446

Total revenues	35,515	2,546	38,062	14,106
Operating Expenses:
Student housing leasing operations	15,654	779	16,433	4,887
General and administrative	6,441	377	6,818	1,810
Depreciation and amortization	15,151	260	15,411	1,546
Reimbursable operating expenses	2,064	671	2,735	2,446

Total operating expenses	39,310	2,087	41,397	10,689
Operating income (loss)	(3,795)	459	(3,336)	3,417
Nonoperating Expenses:
Interest	6,805	479	7,285	2,804
Exit fees on early repayment of mortgages	1,084	—	1,084	—
Amortization of deferred financing costs	330	—	330	81
Interest income	(484)	—	(484)	—

Total nonoperating expenses	7,735	479	8,215	2,885
Income (loss) before equity in earnings of unconsolidated entities, income taxes and minority interest	(11,530)	(20)	(11,550)	532

Equity in earnings of unconsolidated entites	228	27	255	796

Income (loss) before income taxes and minority interest	(11,302)	7	(11,295)	1,328
Income tax benefit	(170)	—	(171)	—

Net income (loss) before minority interest	(11,132)	7	(11,125)	1,328
Minority interest	(767)	—	(767)	—

Net income (loss)	$(10,365)	$7	$(10,358)	$1,328

Earnings per share information:
Loss per share – basic and diluted	$(0.47)

Weighted average common shares outstanding-basic and diluted	21,859,108

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
AND EDUCATION REALTY TRUST PREDECESSOR
CALCULATION OF FFO AND FFOA
(Unaudited, in thousands, except share and per share data)

	Three months	Three months	January 31	January 1	Six months
	ended	ended	to	to	ended
	June 30, 2005	June 30, 2004	June 30, 2005	January 30, 2005	June 30, 2004
				(EDR and EDR
	(EDR Consolidated)	(EDR Predecessor)	(EDR Consolidated)	Predecessor)	(EDR Predecessor)
Net income (loss)	$(4,060)	$99	$(10,365)	$7	$1,328
Real estate related depreciation and amortization	9,317	773	15,019	260	1,546

Funds from operations (“FFO”)	5,257	872	4,654	267	2,874

Elimination of one-time IPO related transactions:
Charge for profit interest units	—	—	4,082	—	—
Write-off of fees associated with repayment of mortgage debt	—	—	1,084	—	—
Loss of deferred revenue due to purchase accounting (1)	616	—	1,027	—	—

Impact of IPO related transactions	616	—	6,193	—	—

Funds from operations – adjusted (“FFOA”)	$5,873	$872	$10,847	$267	$2,874

FFO per share – potentially dilutive stocks/units	$0.22		$0.19
FFOA per share – potentially dilutive stocks/units	$0.25		$0.45
Total potentially dilutive common and restricted stock and partnership units	23,922,732

(1) Represents the balance of deferred straight-lined rents and service fees at the time of the IPO acquisitions that would have been recognized by the company during the reported period had it already owned the properties. FAS 141 does not allow such revenue items to be carried forward in an acquisition, resulting in this one-time, non-recurring loss of revenue.

2005 OUTLOOK
CONSOLIDATED & COMBINED STATEMENT OF FUNDS FROM OPERATIONS
(Unaudited, in thousands, except share and per share data)

	For the Period February 1
	to December 31, 2005
	Low Range	High Range
Net income (loss)	$(16,815)	$(14,976)
Real estate related depreciation and amortization	33,244	33,244

Funds from operations (“FFO”)	16,429	18,268

Elimination of one-time IPO related transactions:
Charge for profit interest units	4,039	4,039
Write-off of fees associated with repayment of mortgage debt	1,084	1,084
Loss of deferred revenue due to purchase accounting (1)	1,233	1,233

Total impact of IPO related transactions	6,356	6,356

Funds from operations – adjusted (“FFOA”)	$22,785	$24,624

FFO per share – potentially dilutive stocks/units	$0.69	$0.76

FFOA per share – potentially dilutive stocks/units	$0.95	$1.03

Total potentially dilutive common and restricted stock and partnership units	23,922,732

(1) Represents the balance of deferred straight-lined rents and service fees at the time of the IPO acquisitions that would have been recognized by the company during the reported period had it already owned the properties. FAS 141 does not allow such revenue items to be carried forward in an acquisition, resulting in this one-time, non-recurring loss of revenue.